EXHIBIT 10.5

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES, LAW OF ANY STATE. THEY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                                  JOEY CANYON
                           CONVERTIBLE PROMISSORY NOTE

$400,000.00                                                    APRIL 8, 2005

     JOEY CANYON ("Canyon"), an individual having an address of 9312 Meredith Court, Lone Tree CO 80124, for value received, hereby promises to pay to MICHAEL NAUGHTON or order (the "Holder"), having an address of 150 S. Havana St., Aurora, CO 80012, the principal amount of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00) on April 7, 2007, with interest on the unpaid balance of such principal amount at the rate of FIVE AND ONE-HALF PERCENT (5.5%) per annum from August 8, 2005, which interest shall be payable annually. Payments of principal and interest due under this convertible promissory note ("Note") shall be made in lawful money of the United States of America at the principal office of the above-named payee or at such other place as the holder hereof shall have designated to Canyon in writing.

     Interest shall accrue from April 8, 2005 and shall be due and payable on the last day of each calendar year during the term of this Note and any interest accruing thereafter shall be due and payable upon the date that the unpaid principal amount of this Note shall be due and payable. The Holder of this Note, upon notice given to Canyon prior to delivery of an interest payment hereunder, may elect to waive such interest payment and, in lieu thereof, have the amount of such interest payment treated as principal and added to the then outstanding principal amount owing under this Note, and interest shall accrue after the date such interest payment is due with respect to such increased principal amount.

     Canyon hereby agrees to pay all collection expenses, court costs and reasonable attorneys' fees, which may be incurred in connection with the collection or enforcement of this Note or any part thereof. No extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between the holder hereof and any person or party shall release, discharge, modify, change or affect the liability of Maker under this Note.

     This entire unpaid principal amount of this Note is due and payable on April 7, 2007 (the "Due Date"). Subject to the provisions contained in this Note, this Note is convertible into Seventeen Million (17,000,000) shares of Common Stock of Compound Natural Foods, Inc., a Nevada corporation (the "Company"), upon demand by the Holder hereof. Such conversion rights are as further set forth herein.

     Failure or delay to exercise any and all rights or remedies Holder may have in the event of any default hereunder as to which Holder is entitled, shall not constitute a waiver of the right to exercise such rights or remedies in the event of any subsequent default, whether of the same or a different nature. No waiver of any right or remedy by Holder shall be effective unless made in writing and signed by Holder, nor shall any waiver on one occasion apply to any future occasion.

     Time shall be of the essence with respect to the terms of this Note. Except as otherwise required by law or by the provisions of this Note, payments received by Canyon hereunder shall be applied first against expenses and indemnities, next against interest accrued on the Loan, and next in reduction of the outstanding principal balance of this Note. Any notice required to be given to any obligor shall be deemed sufficient if made personally or if mailed, postage prepaid, to such obligor's address as it appears in this Note. All of the terms of this Note shall inure to the benefit of Holder and his successors and assigns and shall be binding upon each and every one of the obligors and their respective heirs, executors, administrators, personal representatives, successors and assigns, jointly and severally.

                              CONVERSION RIGHTS

     1. The Holder hereof is entitled to purchase from Canyon, at the price and during the period as hereinafter specified, for exactly 17,000,000 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), at a total price of ONE HUNDRED AND 00/100 DOLLARS ($100.00) and which conversion shall not reduce the amount due and owing on the original principal amount of this Note, at any time during the one (1) year period commencing one (1) year from the date of this Note and ending on the Due Date (as defined herein); provided however, should Canyon default on payment hereof, the Holder, may at his option, extend all conversion rights, through and including the date Canyon tenders or attempts to tender payment in full upon the defaulted Note.

     2. During the period from the date of this Note to and through April 8, 2006, (the "First Anniversary Date"), inclusive, the Holder shall have no right to purchase any Shares hereunder, except that in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety prior to the First Anniversary Date (other than (i) a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of any outstanding Shares or (ii) any sale/leaseback, mortgage or other financing transaction), the Holder shall have the right to exercise the conversion rights concurrently with such event and into the kind and number of shares of common stock receivable by the Holder of this Note as it were exercisable immediately prior thereto.

     3. The rights represented by this Note may be exercised at any time within the period above specified, in whole, by (i) the surrender of the Note (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Note shall be deemed to have been exercised, in whole to the extent specified, immediately prior to the close of business on the date the Note is surrendered and payment is made in accordance with the foregoing provisions of this paragraph, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten
(10) business days, after the rights represented by this Convertible Note shall have been so exercised.

     4. An Assignment of this Note shall be effected by the Holder by (i) executing a legally acceptable form of assignment and (ii) surrendering the Note for cancellation at the office or agency of Canyon; whereupon Canyon shall cause the Company to issue, in the name or names specified by the Holder (including the Holder), a new Note or Note(s), if partial assignment, of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time.

     5. Canyon covenants and agrees that all Shares, which may be purchased hereunder, will, upon issuance and delivery against payment therefor of the requisite purchase price (or cancellation of debt), be duly and validly issued, fully paid and nonassessable. Canyon further covenants and agrees that, during the periods within which the Note may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Note.

     6. The Note shall not entitle the Holder to any voting rights or other rights, including without limitation notice of shareholders meetings or other actions or receipt of dividends, as a stockholder of the Company.

     7. Piggy Back Registration. Canyon shall cause the Company to advise the Holder or its permitted transferee, whether the Holder holds the Note or has exercised the Note and holds Shares, by written notice at least four weeks prior to the filing of any new registration statement thereto under the Securities Act of 1933, or the filing of a notification on Form 1-A under the Act for a public offering of securities, covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (or other comparable form), and will, during the Five (5) year period following the allowable exercise date, upon the request of the Holder, include in any such new registration statement (or notification as the case may be) such information as may be required to permit a public offering of, all or any of the Shares underlying the Note (the "Registrable Securities"). For so long as this Piggy Back Registration right remains outstanding and as long as required by the Act (so long as the Holder's ability to exercise any Note is not adversely affected), the Company currently intends to file post-effective amendments to the new registration statement setting forth or otherwise incorporating certain information contained in the then most recent quarterly report on Form 10-Q or annual report on Form 10-K filed by the Company (each such post-effective amendment, a "Quarterly Amendment"). The parties hereby agree that if at any time during such five (5) year period the Company receives written notice from the Holder at least two weeks prior to the filing of any such Quarterly Amendment indicating such Holder's intention to offer Registrable Securities in such Quarterly Amendment, the Company will include in such Quarterly Amendment such information as may be required to permit a public offering of such Registrable Securities. The delivery by the Holder of any such notice shall not constitute a demand made pursuant to Section 9(b). Canyon shall cause the Company to supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states (i) as such Holder designates and (ii) with respect to which the Company obtained a qualification in connection with its initial public offering; and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder or the Representative (other than sales commissions, underwriting discounts or commissions, or other expenses of such sale), and furnish indemnification.

     Canyon, intending to be legally bound hereby, has caused this Note to be executed as of the day and year first above written.

                                      CANYON:


                                      /s/ Joey Canyon
                                      Joey Canyon

                                      Date:  4-8-05


                                 PURCHASE FORM

                   (To be signed only upon exercise of Note)

     The undersigned, the Holder of the foregoing Note, hereby irrevocably elects to exercise the purchase rights represented by such Note for, and to purchase thereunder, 17,000,000 Shares of Common Stock, $.001 par value per share (the "Shares") of Compound Natural Foods, Inc. in consideration of the payment of $100.00 therefor, and requests that the certificates for the Shares issued in the name(s) of, and delivered to _________________________, whose address(es) is (are):

Dated:  _____________, ___


                                       By:_______________________________

                                       __________________________________

                                       __________________________________
                                       Address


                               TRANSFER FORM

           (To be signed only upon transfer of Convertible Note)

     For value received, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right to purchase Shares represented by the foregoing Note to the extent of _______________ Shares, and appoints ________________________ attorney to transfer such rights on the books of __________________________, with full power of substitution in the premises.

Dated:  _____________, ___


                                       By:_______________________________

                                       __________________________________

                                       __________________________________
                                       Address